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                                                                       EXHIBIT 5

                               BUCHANAN INGERSOLL
                                   ATTORNEYS
                             500 COLLEGE ROAD EAST
                              PRINCETON, NJ 08540

DAVID J. SORIN
609-987-6801

                                                                   June 13, 1997

Intelligroup, Inc.
517 Route One South
Iselin, New Jersey 08830

Gentlemen:

     In connection with the Registration Statement on Form SB-2 (the "Registration Statement"), filed on June 13, 1997 by Intelligroup, Inc., a New Jersey corporation (the "Company"), under the Securities Act of 1933, as amended, relating to the public offering of an aggregate of up to 1,000,000 shares of the Company's authorized but unissued Common Stock, par value of $.01 per share, which will be purchased by the underwriter from the Company and up to an aggregate of 150,000 shares which may be purchased by the underwriter from the Company, if the underwriter exercises the option granted to it by the Company to cover over-allotments (collectively, the "Shares"), we, as counsel for the Company, have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that in our opinion the Shares to be issued and sold by the Company have been duly and validly authorized and, when sold in the manner contemplated by the underwriting agreement (the "Underwriting Agreement") filed as an exhibit to the Registration Statement and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.

                                          Very truly yours,

                                          /s/ BUCHANAN INGERSOLL